Exhibit 23.5



We consent to the use in this Annual Report on Form 10-KSB of our report dated May 16, 2005 relating to the consolidated financial statement of LocatePLUS Holdings Corporation for the year ended December 31, 2004, which appear in such Annual Report.





/s/ LIVINGSTON  AND  HAYNES,  P.C
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LIVINGSTON  AND  HAYNES,  P.C
Wellesley,  Massachusetts
May  17,  2005